UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2014

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 652-0582

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment as Chief Executive Officer of Civeo Corporation (“Civeo”) in connection with the spin-off of the accommodations business, Civeo’s board of directors approved a compensation package for Bradley J. Dodson from and after the spin-off consisting of the following:

●	An annual base salary of $575,000;
●	Target annual incentive compensation at 90% of his annual base salary; and
●	An annual long-term equity incentive targeted at $1,250,000.

In addition, effective as of the spin-off, all obligations pursuant to Mr. Dodson’s existing executive agreement with Oil States will be assigned from Oil States to Civeo.

Item 8.01.	Other Events.

On May 6, 2014, Oil States International, Inc. (“Oil States”) issued a press release announcing that its Board of Directors (the “Board”) approved the spin-off of its accommodations business, Civeo Corporation, through the distribution of all the shares of Civeo common stock to the holders of Oil States common stock. The Board also set the distribution ratio, record date and distribution date for the spin-off. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 6, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

/s/ Robert W. Hampton
Name:	Robert W. Hampton
Title:	Senior Vice President, Accounting and Corporate Secretary

DATED: May 6, 2014

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 6, 2014.

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